AMENDED AND RESTATED

LICENSE AGREEMENT

THIS AMENDED AND RESTATED LICENSE AGREEMENT (“Agreement”) is entered into as of July 15, 2014 (the “Execution Date”), and shall replace that original License Agreement dated as of October 1, 2010 by and between:

Cyclone Power Technologies, Inc., a Florida Corporation, having its offices located at 601 NE 26th Court, Pompano Beach, Florida 33064 (“Cyclone” or “Licensor”), and

WHE Generation Corp. (f/k/a Cyclone-WHE LLC), a Delaware corporation having its offices located at 3590 Dolson Ct., Carroll, Ohio 43112 (“WHE GEN” or the “Licensee”)

RECITALS

WHEREAS, Cyclone has developed (and continues to develop) and patented a heat-regenerative external combustion engine system, which it has full rights and authority to license for applications that include stationary waste to power (“W2P”) and waste heat recovery (“WHR”) systems (as those terms are defined below); and

WHEREAS, WHE GEN desires to secure rights from Cyclone to utilize all intellectual property created by Cyclone (hereinafter defined as the “Licensed Technology”), including but not limited to the WHE, Mark and S series engines (the “Cyclone Engines”) for use in its W2P and WHR systems, which this Agreement is meant to cover; and

WHEREAS, this amended License shall also cover ownership and commercial rights to improvements to the Cyclone Engines and their components created by either party or both parties in collaboration; and

WHEREAS, WHE GEN is in the business of manufacturing, assembling, marketing, selling, installing and maintaining engines for stationary W2P and WHR systems utilizing the Licensed Technology, and wishes to obtain a license for the Cyclone Engines to manufacture, sell and use with and in its stationary W2P and WHR systems subject to the terms and conditions set forth more fully in this Agreement; and

WHEREAS, this Agreement shall fully replace and override any previous draft of any license agreement between the parties hereto; and

WHEREAS, this Agreement contains: I Specific License Terms, and II Standard Terms and Conditions, which together comprise the full agreement of the parties hereto.

NOW THEREFORE, for good and valuable consideration, and subject to the terms, conditions, representations and warranties contained more fully herein, the parties agree as follows:

I. SPECIFIC LICENSE TERMS

Licensed Technology: All Cyclone Engine Technology, including technology relating to all Cyclone Engines and various components and component designs (“Components”), both patented and non-patented, and all know-how on or relating to the Cyclone Engines and components, for stationary W2P and WHR applications, as defined below.  “Licensed Technology” is further defined in Section 1 of the Standard Terms.

Licensed Products:

All Cyclone Engines and Components, and design and specifications thereof including future models and advancement of the Cyclone Engines, as configured for stationary W2P and WHR applications(the “Applications”), which are defined as:

Waste heat recovery (WHR) is the use of thermal energy (heat) as produced by machines or equipment that do work or in other processes that use energy and create heat that would otherwise be expelled into the atmosphere or used as another by-product;

Waste-to-power (W2P), includes as examples: the incineration, gasification, pyrolysis, torrefication, conversion to syngas, or bio-digestion of bio-waste, municipal waste, commercial/home garbage, biomass, wood/wood pellets, waste/used fuels (i.e., used motor or food oils); the flaring of gasses such as methane from landfills, animal waste digestors, and oil field stranded gas; and similar uses. Unless subsequently agreed by the parties, the Applications exclude the use of refined (i.e., “spec”) bio-fuels.

The word “stationary” as used throughout herein, refers to systems that are not used on automotive vehicles or for other mobile vehicle applications. “Stationary” may include WHR or W2P systems that are mounted to a flatbed truck, shipping container, pallet or other similar platform to allow for portability or mobility.

The parties may agree to expand the License to include other applications outside of WHR or W2P for additional fees/royalties to be agreed in future.

Exclusivity:

Cyclone grants exclusive rights to the Licensee for all the Licensed Technology including the Cyclone Engines and Components, and their designs and specifications, for the specific Applications defined above.  This exclusivity shall not exclude Licensor from pursuing and participating in development contracts, government grants and other similar projects which are meant to further the development of the Licensed Technology generally. Licensee shall maintain the commercial rights to manufacture, market and sell the Licensed Products which arise from such development projects, as they pertain to the stated Applications of this License.

Cyclone will abide by non-compete, non-circumvention – Cyclone will not pursue business opportunities in the stationary W2P or WHR fields, which are Applications exclusive to the Licensee.  The Parties will cooperate to make sure new business opportunities are communicated to the proper party.  With respect to this, WHE GEN will hereby assume Cyclone’s obligations under Cyclone’s Systems Application License Agreement with Phoenix Power Group, including the delivery of 10 WHE engines.

Territory:

Worldwide

Term:

20 years from the Execution Date with two 10-year renewals.  If after the seventh (7) year of this Agreement, WHE GEN is not developing, manufacturing or selling any specific model of Cyclone Engines, then this license will become non-exclusive as to those specific Cyclone Engines.

Development Fees:

Development fees may be negotiated between the parties for the development and delivery of physical Cyclone Engines or Components as configured for the Applications, as may be requested by WHE GEN. Other engineering and consulting fees may be negotiated between the parties, as may be requested by WHE GEN.

Royalty:

WHE GEN shall pay Cyclone a Royalty as more fully set forth in Addendum A hereof.  Also, unless otherwise agreed, no separate royalties shall be due on new or improved Components developed by Cyclone and used in the Licensed Products.

Manufacturing:

Licensee shall have the right to manufacture the Cyclone Engines for the Applications. Cyclone may grant Licensee the right to manufacture Cyclone Engines for other applications and customers that Cyclone determines in its sole discretion, if economies of scale or other special skills of Licensee warrant it.

II.    STANDARD TERMS AND CONDITIONS

1.

Grant of License

1.1

Licensor grants to Licensee a non-transferable, exclusive license to use the Licensed Technology to manufacture and sell the Licensed Products solely for the specific Applications and in the Territory set forth in the Specific License Terms (the “License”). Licensee may not manufacture or have manufactured the License Products for uses other than the Applications, except as specifically provided in the Specific License Terms above.

1.2

This License may be transferred or sublicensed to a third party solely upon the prior written consent of the Licensor, which consent may not be unreasonably withheld by Licensor. This License may be transferred to a party that acquires the Licensee in a merger.  This License will automatically expire upon termination of this Agreement.

1.3

The definition of “Licensed Technology” in the Specific License Terms shall be further defined to mean: Cyclone’s proprietary technology related to its heat regenerative, external combustion engine and shall include any information, inventions, innovations, discoveries, improvements, ideas, know-how, show-how, developments, methods, designs, reports, charts, drawings, diagrams, analyses, concepts, technology, records, brochures, instructions, manuals, programs, manufacturing techniques, expertise, inventions whether or not reduced to practice or the subject of a patent application, test-protocols, test results, descriptions, parts lists, bills of materials, documentation whether in written or electronic format, prototypes, molds, models, assemblies, and any similar intellectual property and information, whether or not protected or protectable by patent or copyright, any related research and development information, inventions, trade secrets, and technical data in the possession of Licensor that is useful or is needed in the design or manufacture of the Licensed Products and that the Licensor has the right to provide to Licensee and has so provided to Licensee.  This includes without limitation, U.S. Patent #7,080,512, entitled Heat Regenerative Engine, as well as other patents and patents pending US and foreign, all patents that may issue under this patent application and their divisions, continuations, continuation-in-parts, reissues, reexaminations, inventor’s certificates, utility models, patents of addition, extensions, as well as certain research and development information, inventions, know-how, and technical data that relate to and/or are disclosed in said patent application, and any other patent applications, patents divisions, continuations, continuation-in-parts, reissues, reexaminations, inventor’s certificates, utility models, patents of addition, extensions that may issue or be filed that relate to said Licensed Product and/or said patent application.

1.3

The Term of this License is set forth in the Specific License Terms, and will take effect on the Effective Date and will continue in force and effect unless at least 120 days prior to the expiration of the initial or any renewal/additional term, as the case may be, either party gives written notice to the other party hereto that such renewal is not to occur. If such notice is given, this Agreement will terminate at the end of the then current term and all rights and licenses under this Agreement will revert to Licensor at the end of the current term.  Licensor may only terminate this Agreement prior to the commencement of a renewal term if Licensee is in breach of the Agreement.

2.

License Fees and Royalty

2.1

Licensee will pay to Licensor the License/Development Fees set forth in the Specific License Terms.

2.2

When applicable, Licensee will pay to Licensor the Royalties at the rate and on the schedules specified in the Specific License Terms, or any addendums or amendments. Royalties shall be due quarterly on the 15th day following the end of each fiscal quarter, for sales made in the previous three-month period. All Royalties shall be paid in immediately available U.S. funds.

2.3

If Licensor does not receive from Licensee the full amounts due on or before the day upon which such amounts are due and payable, such outstanding amounts will thereafter bear interest until payment at the maximum rate permissible by applicable law, but in no event to exceed 18% per annum. If the Licensee is more than 90 days delinquent in paying royalties, then this Agreement may be terminated by the Licensor. Amounts received by Licensor will first be credited against any unpaid interest and accrual of such interest will be in addition to and without limitation of any and all additional rights or remedies that Licensor may have under this Agreement or at law or in equity.  Licensee agrees to pay all reasonable expenses in connection with the collection of any late payment.

3.

Reports and Audit.

3.1

Licensee will provide Licensor with a written report with each Royalty payment (as applicable) detailing the units sold in the previous three-month period, and the calculation of Royalties owed. Such quarterly report shall still be required even if no Royalties are owed.

3.2

Licensor (or its authorized representative) may, upon reasonable notice and during Licensee's normal business hours, enter Licensee's premises for the purposes of auditing any and all books of account, documents, records, papers and files relating to Licensee's manufacture and sale/use of the Licensed Product ("Licensee Documents"). Licensee Documents will be made available to Licensor (or its authorized representative) solely for such auditing purpose.  Licensor will bear the expense of any such audit unless such audit reveals that royalties and fees paid by Licensee pursuant to this Agreement for any payment period are less than 90% of what should have been paid by Licensee. In such event the costs of the audit, including any required travel, will be borne by Licensee, in addition to and without limitation of any other rights or remedies Licensor may have.  Prompt payment of any amounts found due and owing Licensor, including audit fees and expenses due Licensor under this Section, will be made by Licensee.

4.

Representations and Warranties.

4.1

Licensor represents and warrants to Licensee that Licensor is the owner of the Licensed Technology, and that Licensor has the right to grant the License to Licensee hereunder.

4.2

Licensor represents and warrants that Licensor is not involved in any suits, litigation or other claims contesting the validity or ownership of any of the Licensed Technology, the Patents or Patent applications, and knows of no such claims at this time pending or anticipated.

4.3

THIS SECTION IS LICENSOR’S ONLY WARRANTIES CONCERNING THE LICENSED PRODUCTS, LICENSED TECHNOLOGY AND PATENTS, AND IS MADE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED.

4.4

Licensee and Licensor each represent and warrant to the other that it has full power and authority to enter into this Agreement.

4.5

Licensee and Licensor each represent and warrant to the other that neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated herein, will constitute a violation or breach of the warranting party’s constituent documents or violate, conflict with, result in any breach of any material provisions of or constitute a default under any other contract or commitment made by it, any law, rule or regulation, or any order, judgment or decree, applicable to or involving it.

4.6

Licensee and Licensor each represent, covenant and agree to the other that it will comply with all applicable international, federal, state and local laws, regulations or other requirements, and agrees to indemnify the other party against any liability arising from its violation of or noncompliance with laws or regulations while using the Licensed Technology.

4.7

Licensee and Licensor each represent and warrant to the other that no order, consent, filings or other authorization or approval of or with any court, public board or governmental body is required for the execution, delivery and performance of this Agreement by it.

4.8

Licensee represents to Licensor that no events specific to Licensee have occurred, or to its knowledge are pending, that have impaired or may impair materially the financial condition or viability of the Licensee, or otherwise make the performance of its financial and operational duties hereunder impossible or impractical.

5.

Identification of Infringers

5.1

Licensee will, without delay, inform Licensor of any infringement, unauthorized use, misappropriation, ownership claim, threatened infringement or other such claim (collectively, an “Infringement”) by a third party with respect to the Licensed Products and/or the Licensed Technology, and will provide Licensor with any evidence available to Licensee of such Infringement. Licensee acknowledges and agrees that Licensor, in its sole and absolute discretion, will decide what action should be taken with respect to any such disclosed Infringement, whether or not litigation should be pursued against an alleged infringer, the jurisdiction in which any such litigation should be pursued, whether or not litigation should be settled or pursued to final resolution against an alleged infringer, and the terms of settlement.  Licensee agrees that it shall be responsible to contribute to the costs of all enforcement to protect the Licensed Technology for the Licensed Products with respect to the Applications and shall contribute to all expenses incurred in any action Licensor decides should be taken to protect the Licensed Technology as used in the Licensed Products for the Applications from Infringement or to defend any claim against Licensor or the Licensed Technology for Infringement relating to the Licensed Product (“Infringement Action”), including all attorney, paralegal, accountant or other professional fees from the notice of such Action through all trial and appellate levels. The parties shall cooperate with each other and provide all advice and assistance reasonably requested by each other in pursuit of such Infringement matters. To the extent that such Infringement does not involve the Licensed Products and the specific Applications, but is of the Licensed Technology and occurs in the Territory, Licensee agrees that it shall also contribute a proportionate share with other licensees of the Technology in expenses incurred in any action taken by Licensor to protect the Licensed Technology from Infringement or to defend any in claim against Licensor or the Licensed Technology for Infringement, including all attorney, paralegal, accountant or other professional fees from the notice of such Action through all trial and appellate levels.

5.2

Each party will execute all necessary and proper documents, take such actions as is reasonably necessary to allow the other party to institute and prosecute such infringement actions and will otherwise use its commercially reasonable efforts to cooperate in the institution and prosecution of such actions. Each party prosecuting any such infringement actions will keep the other party reasonably informed as to the status of such actions. Any award paid by third parties as a result of such an Infringement action (whether by way of settlement or otherwise) will be applied first to reimburse the parties for all costs and expenses incurred by the parties with respect to such action on a pro rata basis in relation to the amount of costs and expenses so incurred by such party and, if after such reimbursement any funds will remain from such award, the parties will allocate such remaining funds between themselves in the same proportion as they have agreed in writing to bear the expenses of instituting and maintaining such action.

6.

Improvements

6.1      Licensee will timely inform Licensor, in writing, of any improvements, changes, advances and/or modifications to the Licensed Products or Licensed Technology, and the purpose(s) therefor, made by Licensee. Any and all such improvements, changes, advances and/or modifications to the Licensed Products or Licensed Technology made by Licensee ("Licensee Improvements") shall be co-owned equally by Licensor and Licensee. Licensee may, at its own expense, file US and foreign patent applications to patent the Licensee Improvements and shall assign a 50% ownership interest in all US and foreign patent applications and patents for the Licensee Improvements to Licensor. In the event that Harry Schoell is a contributing inventor (co-inventor) of any claimed inventions in such US and foreign patent applications, the parties agree that Harry Schoell shall be named as the first inventor in such patent application, including in all legal documents relating to these patent applications filed by the Licensee; unless such claims comprise less than 25% of all claims made in the application, in which case he will be provided in second position.  Licensee will have exclusive rights to use any Licensee Improvements for stationary W2P and WHR Applications, and shall continue to pay Royalties to Licensor per Addendum A. Licensor shall have a royalty-free right to use the patented and non-patented Licensee Improvements for all applications with the exception of stationary W2P and WHR Applications. In the instance of a bankruptcy or other liquidation by either Licensee or Licensor, then the bankrupt party’s 50% ownership of the Licensee Improvements will automatically vest back to the other non-bankrupt party, who shall thereafter own 100% of such Licensee Improvements.

A Licensee Improvement is defined as a refinement, optimization or other modification to the core methods and approaches to the Cyclone Engines devised by Cyclone.  Further, a Licensee Improvement is built on an already existing or future Patent claim by Cyclone, but makes such claim better in any manner.

WHE may file a new patent application covering any improvements to the WHE-DR engine design that WHE is working on as of the date of this Agreement. This new patent filing will be owned 50:50 by Cyclone and WHE as a Licensee Improvement, and shall be covered in the definition of the Licensed Technology in this Agreement (meaning, Royalties will be payable on the sale of engines using this Generation 1 design and all Licensee Improvements thereto).  Harry Schoell shall be named as “first inventor” in any such patent application filed by WHE for the WHE-DR engine as set forth in this paragraph.

Licensee shall be responsible for costs of patent filings and maintenance for such Licensee Improvements in the US and also internationally where Licensee choses to file.  If Licensee fails to maintain issued patents on such Licensee Improvements in the US (subject to allowable cure periods under US patent law), then Licensor may assume 100% ownership of such Licensee Improvements if Licensor pays for such maintenance fees; however, such Licensee Improvements will still be covered under this Agreement.

6.2

Licensor have and will continue to have sole and absolute discretion to make decisions with respect to the procurement and prosecution of the patents and patent applications for the Licensed Technology, except as provided in Section 6.1 above, including the right to abandon any such patent application, provided the abandonment does not materially harm the business or operations of Licensee. Licensor’s abandonment of or any failure to obtain or maintain an issued patent originating from any of the patents or patent applications will not relieve or release Licensee from its obligation to pay the License Fees and Royalty provided in this Agreement, provided the abandonment does not materially harm the business or operations of Licensee.

6.3

Licensee will not contest the validity or enforceability of any patents that issue from or as a result of any of the patents or patent applications for the License Technology or any continuations, divisionals or continuations-in-part of such applications.  Licensee will not assert as a defense in any litigation with respect to Licensed Products that any patents that issue from or as a result of any of the patent applications (including any continuations, divisionals or continuations-in-part of such applications) are invalid or unenforceable.

7.

Default

7.1

If Licensee is in default of any material obligation under this Agreement, then Licensor may give written notice thereof to Licensee.  If within 30 days after the date of such notice such default is not cured, then this Agreement will automatically terminate at the discretion of the Licensor and all rights and licenses under this Agreement will revert to Licensor.

7.2

This Agreement will terminate immediately if Licensee is dissolved or liquidated.  This Agreement will also terminate immediately absent an adequate written assurance of future performance if: (i) any bankruptcy or insolvency proceedings under any federal or state bankruptcy or insolvency code or similar law, whether voluntary or involuntary, is properly commenced by or against Licensee; or (ii) Licensee becomes insolvent, is unable to pay debts as they come due or ceases to so pay, or makes an assignment for the benefit of creditors; or (iii) a trustee or receiver is appointed for any or all of Licensee’s assets.

7.3

Immediately after the expiration or termination of this Agreement for any reason:

(a)

All rights of Licensee granted hereunder will terminate and automatically revert to Licensor, and Licensee will discontinue all manufacturing of the Licensed Products and will no longer have the right to manufacture, sell or put into use the Licensed Products or any variation or simulation thereof for any purpose whatsoever;

(b)

Licensee will be permitted to sell and dispose of its remaining inventory of Licensed Products on hand or in process on the date of such termination or expiration, for a period of one-hundred eighty (180) days following the date of such expiration or termination (the “Sale Period”). Licensee expressly agrees that it will not market or sell/use any Licensed Product after the end of the Sale Period, and any unsold inventory shall be delivered to Licensor within 30 days following the Sale Period;

(c)

All sums owed by Licensee to Licensor will become due and payable immediately;

(d)

Licensee will not following expiration or termination of this Agreement use Confidential Information to manufacture or sell Licensed Products anywhere in the world; and

(e)

Licensee retains no rights whatsoever to any of Licensor’s Licensed Technology.

7.4

Notwithstanding the foregoing, or any other provisions of this Agreement to the contrary, Sections 4, 5, 6 and 9 will survive the expiration or termination of this Agreement.

7.5

If Licensor undergoes (i) any bankruptcy or insolvency proceedings under any federal or state bankruptcy or insolvency code or similar law, whether voluntary or involuntary, is properly commenced by or against Licensor; or (ii) becomes insolvent, is unable to pay debts as they come due or ceases to so pay, or makes an assignment for the benefit of creditors; or (iii) a trustee or receiver is appointed for any or all of Licensor’s assets, then: (a) this License Agreement will continue in full force and effect understanding that Licensee has paid good and valuable consideration for the rights hereunder as provided herein and the Separation Agreement signed concurrently with this Agreement; and (b) should under any bankruptcy or receivership proceeding the Cyclone Technology and/or Patents be transferred or sold to a third party, then prior to such event occurring, Licensee shall have a 30-day right of first refusal to purchase outright such Cyclone Technology and Patents.

7.6

Grant of Security Interest. To secure Licensee’s rights under this Agreement, the Licensor hereby grants and pledges to Licensee, as agent, for the benefit of Licensee, a security interest in all of such Licensee’s right, title and interest in, to and under its Licensed Technology for the specific Applications of stationary W2P and WHR as defined herein, and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.  Licensor hereby agrees that it shall immediately record the security interest under this Section 7.6 both with a UCC-1 filing and with the USPTO.  Further, Licensor agrees that with regards to any security interests on the Licensed Technology, Licensor shall obtain a non-disturbance agreement (“NDA”) reasonably acceptable to Licensee and in recordable form from any third party who is granted a security interest or lien on the Licensed Technology, pursuant to which the third party (A) acknowledges and consents to this License Agreement and the rights and benefits of Licensee under this Agreement, (B) acknowledges and agrees that this Agreement and the rights and benefits of Licensee under this Agreement shall not terminate or be disturbed by virtue of any default (or assignment in lieu thereof) by Licensor which affects any security interest or lien of such third party on the Licensed Technology.  Licensor agrees that it shall not grant a security interest on the Licensed Technology unless such lender or third party also agrees to the provisions set forth hereinabove.

8.

Risk of Loss

8.1

Licensee will acquire and maintain at its sole cost and expense starting upon the commencement of manufacturing of the first engines and throughout the term of this Agreement, and for a period of five (5) years following the termination or expiration of this Agreement, Comprehensive General Liability Insurance, including product liability, advertiser’s liability (1986 ISO form of advertising injury rider), contractual liability and property coverage, including property of others, (hereinafter collectively, “Comprehensive Insurance”) underwritten by an insurance company qualified to cover liability associated with activities in the Territory of this Agreement. This insurance coverage will provide liability protection of not less than $2,000,000 combined single limit for personal injury and property damage including products/completed operations coverage (on a per occurrence basis) with Licensor named as an additional insured party on the general liability coverage and as loss payee on the property coverage, and the policy will purport to provide adequate protection for Licensee and Licensor against any and all claims, demands, causes of action or damages, including attorney’s fees, arising out of this Agreement including, but not limited to, any alleged defects in, or any use of, the Licensed Products or the Licensed Technology.  If Licensor in good faith believes that such coverage is not sufficient for the Licensee’s operations, the Licensee will provide for additional coverage. Licensor will furnish to Licensee certificates issued by the insurance company(ies) setting forth the amount of the Comprehensive Insurance, the policy number(s), the date(s) of expiration, and a provision that Licensor will receive thirty (30) days written notice prior to termination, reduction or modification of the coverage.  Licensee’s purchase and maintenance of the Comprehensive Insurance or furnishing of the certificates of insurance will not relieve Licensee of any of its obligations or liabilities under this Agreement.

8.2

In the event of cancellation of any insurance required to be carried by Licensee under this Agreement, Licensor will be notified ten (10) days prior to cancellation of same.  Additionally, notwithstanding anything else to the contrary, in the event Licensee’s insurance is canceled and replacement Comprehensive Insurance meeting the requirements set forth above is not in place, then Licensor will have the right to terminate this Agreement.

8.3

Licensee assumes sole responsibility for any commitments, obligations, or representations made by it in connection with the use of the Licensed Products and Confidential Information to manufacture, sell, market or advertise the Licensed Products, and Licensor will have no liability to Licensee, or any third parties, with respect to economic and/or personal injury, including wrongful death, caused by or resulting from the use of the Licensed Products, Licensed Technology and/or Confidential Information by Licensee, its agents, employees, or customers; provided however, Licensor shall be responsible for injury caused as a result of faulty design which is proven in court to be a direct result of Licensor’s actions with no intervening actions on the part of Licensee or its manufacturers.

8.4

Licensee agrees to indemnify, defend and hold harmless Licensor, its shareholders, officers, directors, employees, affiliates, successors and assigns from and against any and all expenses, damages, proceedings, direct or consequential claims, liabilities, suits, actions, causes of action of any character or nature, penalties, fines, judgments or expenses (including all attorneys’ fees), arising out of, or related to Licensee’s use, sale, manufacture, importation, offer to sell, distribution, disposal of, operation, etc. of the Licensed Product and/or attributable to Licensee’s use of the Licensed Technology and/or Licensee’s performance or breach of this Agreement. This indemnity provision will survive the expiration or termination of this Agreement.

8.5

All of Licensee’s contracts, if any, with any person relating or pertaining to the Licensed Products will notify all such parties that Licensor has no such liability.

8.6

Licensee acknowledges that Licensor’s liability for direct damages arising out or related to Licensee’s use, sale, manufacture, importation, offer to sell, distribution, disposal of, operation, etc. of the Licensed Product regardless of the form of action (i.e., whether in contract or tort, including without limitation, negligence or strict liability) will not exceed the Royalties or development fees paid by Licensee to Licensor.  LICENSEE ALSO ACKNOWLEDGES THAT IN NO EVENT WILL LICENSOR BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGE, LOSS OR EXPENSE, EVEN IF LICENSOR HAS BEEN ADVISED OF THEIR POSSIBLE EXISTENCE.

9.

Confidentiality

9.1

Confidential Information means information in oral and/or written form that (a) relates to the Licensed Technology, including, without limitation past, present and future research, development, business activities, products, and services, and (b) has been identified, either orally or in writing, as confidential by either party. Confidential Information shall also mean information provided by either of the parties to the other regarding its technology, systems engineering, business and marketing plans, and any other materials identified, either orally or in writing.

9.2

The receiving party may use the Confidential Information only for the purpose of producing the Licensed Products or as otherwise indicated or contemplated by this Agreement. The receiving party will not, at any time, use the Confidential Information in any other fashion, form, or manner for any other purpose.

9.3

The receiving party agrees not to disclose the Confidential Information in any manner to anyone other than persons within its organization who have a need to know for the purpose set forth above and who have acknowledged in writing the obligations hereunder and have agreed to abide by the terms hereof.  Under no circumstances will the receiving party disclose the Confidential Information to any third party. Licensee will be responsible for actions by its employees or contractors (including students) who violate this provision if Licensee has not taken all prudent business measures to protect the release of such Confidential Information by such employees and contractors.

9.4

Any Confidential Information in whatever form is the property of the disclosing party and will remain so at all times. The receiving party may not copy any Confidential Information for any purpose without the express prior written consent of the disclosing party, and if consent is granted, any such copies will retain such proprietary rights notices as appear on the original thereof.  Any copies of the Confidential Information that the disclosing party may have permitted the other party to make, or other written materials incorporating Confidential Information, will be the sole property of the disclosing party and must be returned to it or destroyed upon the first to occur of (a) termination or expiration of this Agreement or (b) request by the disclosing party.

9.5

Nothing in this Section will prohibit or limit the receiving party’s use of information it can demonstrate is (i) previously known to the receiving party, (ii) independently developed by the receiving party, (iii) acquired by the receiving party from a third party not under similar nondisclosure obligations to the disclosing party, or (iv) which is or becomes part of the public domain through no breach by the receiving party of this Agreement.

9.6

The receiving party acknowledges that the Confidential Information disclosed and/or made available to it hereunder is owned solely by the disclosing party and that the threatened or actual breach of this Agreement would cause irreparable injury to the disclosing party, for which monetary damages would be inadequate.  Accordingly, the receiving party agrees that the disclosing party is entitled to an immediate injunction enjoining any such breach or threatened breach of this Agreement.  The receiving party agrees to be responsible for all costs, including attorneys’ fees, incurred by the disclosing party in any action enforcing the terms of this Section.

9.7

The receiving party will promptly advise the disclosing party in writing of any unauthorized use or disclosure of Confidential Information of which the receiving party becomes aware and will provide reasonable assistance to the disclosing party to terminate such unauthorized use or disclosure.

10.

Miscellaneous

10.1

Nothing contained in this Agreement will be construed as conferring by implication, estoppel, or otherwise, upon any party licensed hereunder, any license or other right under any patent except the licenses and rights expressly granted herein.

10.2

Licensee will conspicuously mark directly on each Licensed Product it manufactures or sells that the Licensed Product is covered by the Licensor’s patents, including the numbers and other identifying information for which will be provided to Licensee.

10.3

All notices required by this Agreement will be in writing and sent by certified mail, return receipt requested, by hand or overnight courier, to the addresses set forth on the initial page, with copies to the Legal Contacts set forth in the Specific License Terms, unless either party will at any time by notice in writing designate a different address.  Notice will be effective three days after the date officially recorded as having been deposited in the mail or upon receipt by hand delivery or the next day by overnight courier.

10.4

Licensee shall not assign, convey, encumber, or otherwise dispose of any of its rights or obligations under this Agreement without the prior written consent of Licensor and any such purported assignment will be invalid.

10.5

No term of this Agreement will be deemed waived, and no breach of this Agreement excused, unless the waiver or consent is in writing signed by the party granting such waiver or consent.

10.6

If any term or provision of this Agreement is determined to be illegal or unenforceable, such term or provision will be deemed stricken or reduced to a legally enforceable construction, and all other terms and provisions will remain in full force and effect.

10.7

This Agreement represents the entire agreement of the parties replacing any earlier agreements concerning the same matters.  It may only be modified by a subsequent writing signed by the parties hereto.

10.8

Each party is acting as an independent contractor and not as an agent of the other party.  Nothing contained in this Agreement will be construed to confer any authority upon either party to enter into any commitment or agreement binding upon the other party.

10.9

This Agreement, including its formation, all of the parties’ respective rights and duties in connection herewith and all disputes that might arise from or in connection with this Agreement or its subject matter, will be governed by and construed in accordance with the laws of the State of Florida, the United States of America, without giving effect to that State’s conflict of laws rules, and will be subject to the exclusive jurisdiction of courts located in Broward County, Florida, and their applicable courts of appeal, each party agreeing to such jurisdiction exclusively. However, at the discretion of the Licensor, any controversy, dispute or disagreement arising from this Agreement may be settled by arbitration in accordance with the rules of the American Arbitration Association. In such case, the decision of the arbitrator or arbitrators shall be binding and final, and may be entered as a judgment and enforced by any court having jurisdiction.  The prevailing party in any actions, whether in court or arbitration, shall be entitled to receive reimbursement for reasonable attorneys’ fees, court/arbitration costs, and disbursements incurred in connection with such controversy, dispute or disagreement.

(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties have caused this Agreement, comprised of these Specific License Terms and the attached Standard Terms and Conditions to be executed by their duly authorized officers on the respective dates hereinafter set forth.

CYCLONE POWER TECHNOLOGIES, INC.

By: /s/ Frankie Fruge

Frankie Fruge, COO

Date: July 15, 2014

WHE GENERATION CORP.

By: /s/ Chrisotpher Nelson

Christopher Nelson, CEO

Date: July 15, 2014

ADDENDUM A

ROYALTIES

Licensee shall pay to Licensor a Royalty equal to: five percent (5%) of the gross sales price (the “Gross Sales Price”) of the Licensed Products it sells to its customers.

The Gross Sales Price shall be paid on the Licensed Products only, and shall exclude shipping, off-the-shelf peripheral equipment and other components that are added to purchase orders and are not currently a part of the Licensed Products, and engineering and consulting services such as installation, technology integration and other design  and development services that are charged to Licensee’s customers above and beyond the purchase price of the Licensed Products.

The Royalty owed to the Licensor may be renegotiated by the parties in the future if Licensee can demonstrate a reasonable business case why such Royalties paid to Licensor make its products less competitive in the market, thereby reducing overall unit sales.